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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form S-4 of our report dated January 10, 2000 (February 7, 2000, with respect to the 3rd paragraph of Note A) on our audit of the financial statements of AmazeScape.com Inc., as of December 31, 1999 and for the period from August 9, 1999 (inception) through December 31, 1999, and to the reference to our firm under the caption "Experts" in the prospectus.

                                    RICHARD A. EISNER & COMPANY, LLP


Florham Park, New Jersey
April 21, 2000